UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2011

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K ficling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2011, Epiq Systems, Inc. entered into the Fourth Amended and Restated Credit and Security Agreement (“Credit Facility”) among Epiq Systems, Inc. and the domestic subsidiaries named therein as borrowers, a syndicate of banks as lenders, KeyBank as lead arranger, sole book runner and administrative agent, Silicon Valley Bank and Regions Bank as co-syndication agents, BBVA Compass Bank and PNC Bank, National Association as co-documentation agents, and RBS Citizens, National Association as senior managing agent. The Credit Facility amends, restates and replaces the Third Amended and Restated Credit and Security Agreement dated as of June 9, 2010.

The Credit Facility, which continues to provide for a senior revolving loan, increased the aggregate amount of funds available from $140.0 million to $325.0 million and extended the maturity date from June 2014 to December 2015.  During the term of the Credit Facility, we have the right, subject to compliance with the covenants specified in the Credit Facility, to increase the borrowings to a maximum of $375.0 million, an increase from the $200.0 million maximum that was available under our previous facility. The Credit Facility is secured by liens on our real property and a significant portion of our personal property.  Interest on the Credit Facility is generally based on a spread, ranging between 175 and 275 basis points, over the LIBOR rate.

As of April 26, 2011, $178.0 million was borrowed under the Credit Facility.  Consistent with the previous facility, the remaining amount that we may borrow under the Credit Facility is also reduced by the amount of our outstanding letters of credit, of which $1.1 million were outstanding as of April 26, 2011.

The Credit Facility contains financial covenants related to earnings before interest, provision for income taxes, depreciation, amortization and other adjustments as defined in the Credit Facility and total debt.  In addition, the Credit Facility also contains financial covenants related to senior debt and fixed charges.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On April 27, 2011, Epiq Systems, Inc. issued a press release announcing the amended credit facility, which is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1 — Fourth Amended and Restated Credit and Security Agreement dated as of April 25, 2011, among Epiq Systems, Inc. and the domestic subsidiaries named therein as borrowers, a syndicate of banks as lenders, KeyBank as lead arranger, sole book runner and administrative agent, Silicon Valley Bank and Regions Bank as co-syndication agents, BBVA Compass Bank and PNC Bank, National Association as co-documentation agents, and RBS Citizens, National Association as senior managing agent.

99.1 — Press release, dated April 27, 2011, announcing the expansion of the senior revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: April 27, 2011

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive
Officer and Director